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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): August 10, 1999

                     LEVEL ONE COMMUNICATIONS, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                   0-22068                 33-0128224
     (State or Other            (Commission File         (I.R.S. Employer
       Jurisdiction                 Number)           Identification Number)
    of Incorporation)

                                9750 GOETHE ROAD
                              SACRAMENTO, CA 95827
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (916) 855-5000

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

      On August 9, 1999 the Registrant's stockholders approved the merger of the Registrant with a wholly-owned subsidiary of Intel Corporation, a Delaware corporation ("Intel"), with Level One as the surviving company (the "Merger"). On August 10, 1999 the Merger closed. As a result of the Merger, the Registrant became a wholly-owned subsidiary of Intel resulting in Intel's control of the Registrant. The consideration paid by Intel consisted of newly issued shares of Intel's common stock. Intel will issue 0.86 shares of its common stock in exchange for each share of the Registrant's issued and outstanding common stock, with cash being paid in lieu of fractional shares. As a result of the Merger, Intel is the direct beneficial owner of 100% of the voting securities of the Registrant. No portion of the consideration was from a loan by a bank; however, Intel did issue a guaranty of the Registrant's $115,000,000 4% Convertible Subordinated Notes due 2004.

      Intel has entered into employment agreements with Dr. Robert Pepper and John Kehoe whereby Messrs. Pepper and Kehoe agree to remain employed by the Registrant after the Merger.

      There are no other arrangement of which the Registrant is aware, the operation of which may at a subsequent date result in a change of control of the Registrant.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of August 10, 1999.

                                        LEVEL ONE COMMUNICATIONS,
                                        INCORPORATED

                                        By: /s/ John Kehoe
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                                            John Kehoe
                                            Senior Vice President and
                                            Chief Financial Officer